Exhibit 21.1

Subsidiaries of Regal Entertainment Group

Subsidiaries of Regal Entertainment Group	Jurisdiction of Organization
A 3 Theatres of San Antonio, Ltd.	Texas
A 3 Theatres of Texas, Inc.	Delaware
Cinebarre, LLC	Delaware
Consolidated Theatres Management, L.L.C.	Delaware
Digital Cinema Implementation Partners, LLC	Delaware
Eastgate Theatre, Inc.	Oregon
Edwards Theatres, Inc.	Delaware
Frederick Plaza Cinemas, Inc.	Maryland
Great Escape LLC	Indiana
Great Escape of Nitro, LLC	Indiana
Great Escape of O'Fallon, LLC	Indiana
Great Escape Theatres, LLC	Indian
Great Escape Theatres of Bowling Green, LLC	Kentucky
Great Escape Theatres of Harrisburg, LLC	Pennsylvania
Great Escape LaGrange LLC	Indiana
Great Escape Theatres of Lebanon, LLC	Indiana
Great Escape Theatres of New Albany, LLC	Indiana
Hoyts Cinemas Corporation	Delaware
Interstate Theatres Corporation	Massachusetts
McIntosh Properties LLC	Indiana
National CineMedia, LLC	Delaware
Next Generation Network, Inc.	Delaware
Open Road Releasing, LLC	Delaware
Palace Suite, Inc.	New York
R and S Theaters, Inc.	Mississippi
Ragains Enterprises LLC	Indiana
RAM/UA-KOP, LLC	Delaware
R.C.Cobb, Inc.	Alabama
R.C.Cobb II, LLC	Delaware
RCI/FSSC, LLC	New York
RCI/RMS, LLC	Delaware
Regal/Cinebarre Holdings, LLC	Delaware
Regal Cinemas Corporation	Delaware
Regal Cinemas Holdings, Inc.	Delaware
Regal Cinemas, Inc.	Tennessee
Regal Cinemas II, LLC	Delaware
Regal CineMedia Corporation	Virginia
Regal CineMedia Holdings, LLC	Delaware
Regal/DCIP Holdings, LLC	Delaware
Regal Entertainment Holdings, Inc.	Delaware
Regal Entertainment Holdings II, LLC	Delaware
Regal Distribution, LLC	Delaware
Regal Distribution Holdings, LLC	Delaware

Exhibit 21.1

Regal Gallery Place, LLC	District of Columbia
Regal Investment Company	Colorado
Regal Statford, Inc.	Tennessee
Richmond I Cinema, L.L.C.	Delaware
San Francisco Theatres, Inc.	California
UA SHOR LLC	Delaware
UA Swansea, LLC	Tennessee
United Artists Properties I Corp.	Colorado
United Artists Realty Company	Delaware
United Artists Theatre Circuit, Inc.	Maryland
United Artists Theatre Circuit II, LLC	Delaware
United Artists Theatre Company	Delaware
United Stonestown Corporation	California
Valeene Cinemas, LLC	Indiana